[Final]

ATKORE INTERNATIONAL GROUP INC.
2016 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSES

This Atkore International Group Inc. 2016 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:

(1)To further the growth, development and financial success of Atkore International Group Inc. (the “Company”) and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries by assisting them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2)To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.

As of the Effective Date, the Plan replaces and succeeds the Atkore International Group Inc. Stock Incentive Plan (the “Stock Incentive Plan”), and, from and after the Effective Date, no further awards shall be made under the Stock Incentive Plan (but, for the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Stock Incentive Plan).

ARTICLE II DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 2.1    “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan. To the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance- based compensation under Section 162(m) of the Code, the Administrator shall mean the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or the Compensation Committee shall designate, consisting of two or more members and an “outside director” within the meaning of Section 162(m) of the Code. In addition, the Administrator with respect to Awards intended to be exempted from Section 16 of the Exchange Act shall be the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as

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the Board or the Compensation Committee shall designate, each of whom is a “non-employee director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act (or, alternatively, the full Board may act as in the Administrator in such case).

Section 2.2    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.
Section 2.3    “Alternative Award” shall have the meaning set forth in Section 14.1. Section 2.4    “Alternative Performance Awards” shall have the meaning set forth in
Section 14.2.

Section 2.5    “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

Section 2.6    “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

Section 2.7    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the express terms of the Plan and the express terms of an Award Agreement, the express terms of the Plan shall govern.

Section 2.8    “Base Price” shall have the meaning set forth in Section 2.53. Section 2.9    “Board” shall mean the Board of Directors of the Company.
Section 2.10    “Cause” shall mean, unless otherwise provided in the Award Agreement, any of the following: (a) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or comparable classification in a jurisdiction that does not use these terms); (b) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law with respect to a material portion of the Participant’s work duties; (c) the Participant’s willful or grossly negligent failure to perform his or her material employment-related duties for the Company and its Subsidiaries, or willful misconduct in the performance of such duties; (d) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (e) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or

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its Subsidiaries; or (f) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound; provided that in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Cause” shall have the meaning, if any, specified in such agreement. A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

Section 2.11    “Change in Control” shall mean the first to occur of any of the following events after the Effective Date:

(a)the acquisition, directly or indirectly, by any Person (which, for purposes of this definition, shall include a “group” (as defined in Section 13(d) of the Exchange Act)) of beneficial ownership of more than 30% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of the foregoing;

(b)the merger, consolidation or other similar transaction involving the Company, as a result of which (x) Persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not immediately thereafter beneficially own, directly or indirectly, in substantially the same relative proportions as immediately prior to such transaction, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company and (y) the Investors immediately thereafter do not beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(c)within any 24-month period, the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by any Investor or a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c); provided, that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director;

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(d)the approval by the Company’s shareholders of the liquidation or dissolution of the Company (other than a liquidation that effects in substance a transfer of all or substantially all of the assets of the Company satisfying clause (e) of this definition); or

(e)the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more Persons that are not any of the Investors and are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding and (ii) a Public Offering shall not constitute a Change in Control.

Section 2.12    “Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.

Section 2.13    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 2.14    “Company” shall mean Atkore International Group Inc., a Delaware corporation, and any successor thereto.

Section 2.15    “Company Common Stock” shall mean the common stock, par value
$0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

Section 2.16    “Competitive Activity” shall mean a Participant’s material breach of restrictive covenants relating to noncompetition, nonsolicitation (of customers or employees) or preservation of confidential information, or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Subsidiaries is a party.

Section 2.17    “Consultant” shall mean any natural person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.

Section 2.18    “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

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Section 2.19    “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article X which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.

Section 2.20    “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary of the Company.

Section 2.21    “Disability” shall mean (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code; provided that with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Disability” shall have the meaning, if any, specified in such agreement.

Section 2.22    “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

Section 2.23    “Effective Date” shall have the meaning set forth in Section 15.7.

Section 2.24    “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 2.25    “Employee” shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor to the foregoing. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three
(3)-month period from the date the employment relationship is deemed terminated.

Section 2.26    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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Section 2.27    “Executive Officer” shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

Section 2.28    “Fair Market Value” of a Share as of any date of determination shall be:

(a)If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported as quoted on such stock exchange or system shall be the Fair Market Value for the date of determination; provided, however, as to any Awards granted on or with a date of determination that is the date of the pricing of the Company’s Public Offering, “Fair Market Value” shall be equal to the per share price the Company Common Stock is offered to the public in connection with such Public Offering.

(b)If there are no transactions in the Company Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date shall be the Fair Market Value for the date of determination; or

(c)If neither clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.

Section 2.29    “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.

Section 2.30    “Investors” means, collectively, (i) CD&R Allied Holdings, L.P., (ii) any Affiliate thereof and (iii) any successor in interest to any thereof.

Section 2.31    “normal retirement age” shall have the meaning set forth in the applicable Award Agreement or, if not defined in the Award Agreement, pursuant to the customary policies of the Company.

Section 2.32    “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

Section 2.33    “Non-U.S. Awards” shall have the meaning set forth in Section 3.5.

Section 2.34    “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non- Qualified Stock Option.

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Section 2.35    “Option Price” shall have the meaning set forth in Section 6.3.

Section 2.36    “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.

Section 2.37    “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.

Section 2.38 “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

Section 2.39    “Performance Award Conversion” shall have the meaning set forth in Section 14.3.

Section 2.40    “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 2.41    “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 2.42 “Performance Share” means an Award granted pursuant to Article IX of the Plan of a Share or a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 2.43    “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 2.44    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

Section 2.45    “Plan” shall have the meaning set forth in Article I.

Section 2.46    “Public Offering” shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.

Section 2.47 “Replacement Awards” shall mean Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its Subsidiaries.

Section 2.48    “Restricted Stock” shall mean an Award granted pursuant to Section 8.1.

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Section 2.49    “Restricted Stock Unit” shall mean an Award granted pursuant to Section
8.2.

Section 2.50    “Securities Act” shall mean the Securities Act of 1933, as amended. Section 2.51    “Service Provider” shall mean an Employee, Consultant, or Director. Section 2.52    “Share” shall mean a share of Company Common Stock.
Section 2.53    “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.
Section 2.54    “Stock-Based Award” shall have the meaning set forth in Section 11.1. Section 2.55    “Stock Purchase Right” shall mean an Award granted pursuant to Section
5.4.

Section 2.56    “Subplans” shall have the meaning set forth in Section 3.5.

Section 2.57    “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest, provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 2.58    “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a Director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board, with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries, and, with respect to an Employee, the date the Participant ceases to be an Employee; provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. A “termination of employment” or “termination of service” shall not occur if a Director, immediately upon ceasing to be a member of the Board, becomes an Employee of the Company or any of its Subsidiaries or if an Employee, immediately upon termination of employment with the Company or any of its Subsidiaries, becomes or continues to serve as a member of the Board.

Section 2.59    “Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, which shall be at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences.

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ARTICLE III ADMINISTRATION
Section 3.1    Administrator. The Plan shall be administered by the Board or an
Administrator appointed by the Board, which Administrator, unless otherwise determined by the Board, shall be constituted to comply with Applicable Laws, including, without limitation, Section 16 of the Exchange Act and Section 162(m) of the Code, and the listing requirements of the New York Stock Exchange or any other exchange on which the Shares are listed.

Section 3.2    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

(a)determine the Fair Market Value;

(b)determine the type or types of Awards to be granted to each Participant;

(c)select the Service Providers to whom Awards may from time to time be granted hereunder;

(d)determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause, and policies regarding the determination of normal retirement age;

(e)determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(f)approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;

(g)determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h)prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;

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(i)determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(j)suspend or accelerate the vesting of any Award granted under the Plan;

(k)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(l)make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Section 3.3    Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or non-employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, (i) with respect to any Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the Administrator shall mean the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or the Compensation Committee of the Board shall designate, consisting solely of two or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and (ii) with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall consist of solely two or more “non-employee directors” within the meaning of such rule, or, in the alternative, the entire Board.

Section 3.4    Compensation, Professional Assistance, Good Faith Actions. The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, in its discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

Section 3.5    Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in

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foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator.
The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S.
Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-
U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.

ARTICLE IV SHARES SUBJECT TO PLAN
Section 4.1    Shares Subject to Plan.

(a)Subject to Section 4.3, the aggregate number of Shares which may be issued under this Plan is 3,767,500, all of which may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise,
(x)Awards may not consist of fractional shares and shall be rounded down to the nearest whole Share, and (y) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).

(b)Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award.    If any such Award or portion thereof under this Plan is for any reason forfeited, canceled, cash-settled, expired or otherwise terminated without the issuance of Shares, the Shares subject to such forfeited, canceled, cash-settled, expired or otherwise terminated Award or award, or portion thereof, shall again be available for grant under the Plan. If Shares are tendered or withheld from issuance with respect to an Award by the Company in satisfaction

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of any Option Price, Base Price or tax withholding or similar obligations, such tendered or withheld Shares shall again be available for grant under the Plan. Awards which the Administrator reasonably determines will be settled in cash, and Awards subject to Performance Goals that the Administrator reasonably determines are certain not to be met, shall not (or shall upon such determination cease to) reduce the Plan maximum set forth in Section 4.1(a).
Notwithstanding the foregoing, and except to the extent required by Applicable Law, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.

Section 4.2    Individual Award Limitations. Subject to Section 4.1(a) and Section 4.3, the following individual Award limits shall apply to the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance- based compensation under Section 162(m) of the Code:

(a)No Participant may be granted more than 1,027,500 Options, SARs or any other Award based solely on the increase in value of the Shares from the date of grant under the Plan in any calendar year.

(b)No Participant may be granted more than 685,000 Performance Shares, shares of performance-based Restricted Stock, performance-based Restricted Stock Units or performance-based Dividend Equivalents under the Plan in any calendar year.

(c)No Participant may be granted Performance Units or any other performance-based Award settled in cash under the Plan in any calendar year with a value of more than US $5 million (or the equivalent of such amount denominated in the Participant’s local currency).

In addition, in any calendar year in respect of a non-employee Director’s service to the Company as a non-employee Director, the maximum Fair Market Value of Shares subject to Awards granted to such Director, and the maximum amount of cash paid to such Director shall not exceed US $500,000 in the aggregate (in each case excluding any additional compensation paid to a non-employee chairman of the Board for services in such capacity).

Section 4.3    Changes in Company Common Stock; Disposition of Assets and Corporate Events.

(a)If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Administrator

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shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Administrator), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.

(b)Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.

Section 4.4    Award Agreement Provisions. The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

Section 4.5    Prohibition Against Repricing. From and after a Public Offering, except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event or pursuant to Section 14 in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then- current Fair Market Value of Share.

ARTICLE V

GRANTING OF OPTIONS AND SARS AND SALE OF COMPANY COMMON STOCK

Section 5.1    Eligibility. Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Employees.

Section 5.2    Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 5.3    Granting of Options and SARs to Service Providers.

(a)Options and SARs. The Administrator may from time to time:

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(i)Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;

(ii)Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)Determine the terms and conditions of such Options and SARs, consistent with the Plan.

(b)SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.

(c)Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.

Section 5.4    Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by such agreements as shall be approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 7.6 below.

ARTICLE VI

TERMS OF OPTIONS AND SARS

Section 6.1    Award Agreement. Each Option and each SAR shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

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Section 6.2    Exercisability and Vesting of Options and SARs.

(a)Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.

(b)Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.

(c)The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d)SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.

Section 6.3    Option Price and Base Price. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.

Section 6.4    Expiration of Options and SARs. No Option or SAR may be exercised after the first to occur of the following events:

(a)Unless a longer period is set forth in the Award Agreement, the expiration of ten (10) years from the date the Option or SAR was granted; or

(b)With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.

ARTICLE VII EXERCISE OF OPTIONS AND SARS
Section 7.1    Person Eligible to Exercise. During the lifetime of the Optionee, only the
Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided,

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however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 7.2    Partial Exercise. At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.

Section 7.3    Manner of Exercise. Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a)Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);

(b)A copy of any agreements or other documentation in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);

(c)(i)    With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(ii)    if at a time when the broker-assisted cashless exercise program referred to in clause (iii) is not available, and unless the Administrator shall determine otherwise,
(A)Shares owned by the Optionee duly endorsed for transfer to the Company or
(B)Shares issuable to the Optionee upon exercise of the Option, in each case with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(iii)payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or

(iv)With the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.

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(d)Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR (notice of the amount of which shall be provided by the Administrator as soon as practicable following receipt by the Administrator of the notice of exercise);

(e)Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f)In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.

Section 7.4    Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.

Section 7.5    Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:

(a)any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by

(b)the number of Shares with respect to which such SAR is exercised;

provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise of a SAR exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Base Price of such Shares on the grant date of such SAR.

Section 7.6    Conditions to Issuance of Shares. The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company

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shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:

(a)The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;

(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable and

(d)The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.

The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.

Section 7.7    Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.

Section 7.8    Transfer Restrictions. The Administrator, in its sole discretion, may set forth in an Award Agreement or in such other agreements to be entered into at the time of exercise, such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may cause the Share register maintained by the Company to refer to such requirement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

Section 8.1    Restricted Stock.

(a)Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and

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subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c)Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

Section 8.2    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may permit the settlement date to be determined at the election of the grantee consistent with Section 409A of the Code. Unless otherwise provided in an award agreement, on the settlement date, the Company shall, subject to the terms of this Plan (including satisfaction of applicable withholding taxes), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

Section 8.3    Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant.

ARTICLE IX

PERFORMANCE SHARES AND PERFORMANCE UNITS

Section 9.1    Grant of Performance Awards. The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.

Section 9.2    Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall

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determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

Section 9.3    Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant to the extent consistent with Section 162(m). In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

Section 9.4    Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including, without limitation, to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary. Performance Shares as to which Shares are issued prior to the end of the Performance Cycle shall, during such period, be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote such Shares or the right to receive dividends on such Shares).

Section 9.5    Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Cycle or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon (alone or in combination): (a) net or operating income (before or after taxes); (b) any earnings measure, including without limitation earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) any measure based on net income or net loss; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue);
(h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins or margins based on EBITDA whether or not adjusted); (m)

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operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to earnings or EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria, or, for any period of time in which Section 162(m) is not applicable to the Company and the Plan, or at any time in the case of (A) persons who are not “covered employees” under Section 162(m) of the Code or (B) Awards (whether or not to “covered employees”) not intended to qualify as performance-based compensation under Section 162(m) of the Code, such other criteria as may be determined by the Administrator.

Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units),
(iii)the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance.

Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Without limiting the generality of the immediately preceding sentence, the determination of performance pursuant to such Performance Goals may include or exclude (i) items that are unusual in nature and items that are infrequently occurring, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, and (iii) other material extraordinary events such as restructurings; discontinued operations; asset write- downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments; in the case of each of clauses (i)-(iii) so long as such determination is made in a manner (and at a time) permitted by Section 162(m) of the Code. Notwithstanding any other provision of this paragraph to the contrary, in no event may any action referred to herein be taken

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with respect to Awards intended to be performance-based compensation under Section 162(m) of the Code if the taking of such action would cause such Awards to no longer qualify (and, in such case, the Administrator shall be deemed not to have the discretion to take such action).

Except in the case of Awards to “covered employees” intended to be performance-based compensation under Section 162(m) of the Code, the Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

Section 9.6    Special Rule for Performance Goals. If, at the time of grant, the Administrator intends a Performance Share Award, Performance Unit or other Performance Award to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must establish Performance Goals for the applicable Performance Cycle prior to the 91st day of the Performance Cycle (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the Performance Cycle has elapsed.

Section 9.7    Negative Discretion. Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.9 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.

Section 9.8    Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant (except for Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent Section 162(m) of the Code is applicable to the Company and the Plan) in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate. Notwithstanding any provision of the Plan to the contrary, in no event shall the Administrator have, or exercise, discretion with respect to a Performance Award intended to qualify as performance-based compensation under Section 162(m) of the Code if such discretion or the exercise thereof would cause such qualification not to be available.

Section 9.9    Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.

Section 9.10    Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the

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Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s certification under Section 9.9 above and (unless an applicable Award Agreement shall set forth one or more other dates) in any event no later than the earlier of (i) ninety (90) days after the end of the fiscal year in which the Performance Cycle has ended and (ii) ninety (90) days after the expiration of the Performance Cycle. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 9.9 above or such other date specified in the Award Agreement. The Administrator may, in an Award Agreement with respect to the award or delivery of Shares, condition the vesting of such Shares on the performance of additional service.

Section 9.11    Newly Eligible Participants. Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

ARTICLE X DEFERRED SHARE UNITS
Section 10.1    Grant. Subject to Article III, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any Deferred Share Unit under the Plan will be the date on which such Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III, Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

Section 10.2    Rights as a Stockholder. A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant.

Section 10.3    Vesting. Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.

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Section 10.4    Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

Section 10.5    Settlement. Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement (and subject to satisfaction of applicable withholding taxes), (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).

ARTICLE XI

OTHER STOCK-BASED AWARDS

Section 11.1    Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company.
Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Section 11.2    Automatic Grants for Directors. The Board or the Administrator may institute, by resolution or other corporate policy, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.

ARTICLE XII DIVIDEND EQUIVALENTS
Section 12.1    Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other

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Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided, that, unless the Administrator shall determine otherwise in an Award Agreement or thereafter on terms more favorable to a Participant, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XIII TERMINATION AND FORFEITURE
Section 13.1    Termination for Cause; Post-Service Competitive Activity. Unless
otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity following the Participant’s termination of service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, any Award that vested or was paid to the Participant or otherwise settled during the twelve months prior to or any time after the Participant engaged in (i) the conduct that gave rise to the termination for Cause or (ii) Competitive Activity following the Participant’s termination of service, shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of Company Common Stock issued pursuant to such Awards.

Section 13.2    Termination for Any Other Reason. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for any reason other than Cause:

(a)All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service;

(b)All Options and SARs that are vested shall remain outstanding until (w) in the case of termination for death or Disability, the first anniversary of the date of the Participant’s death or Disability, (x) in the case of termination by reason of retirement at

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or following normal retirement age, the third anniversary of the date of retirement, (y) the three-month anniversary of the effective date of the Participant’s termination for any reason other than death, Disability or retirement at normal retirement age or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate; and

(c)All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).

Section 13.3    Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.

Section 13.4    Forfeiture of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act.
For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section
13.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

Section 13.5    Clawbacks. Awards shall be subject to any generally applicable clawback policy adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with Applicable Law.

ARTICLE XIV CHANGE IN CONTROL
Section 14.1    Alternative Award. Unless otherwise expressly provided in an Award
Agreement and other than with respect to the Performance Award Conversion, no cancellation, acceleration or other payment shall occur in connection with a Change in Control pursuant to Section 14.3 with respect to any Award or portion thereof as a result of the Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in

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Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (i) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change in Control, including an equal or better vesting schedule and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof, (ii) have terms such that if a Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with “good reason”, which, for a Participant who is a party to an employment agreement that contains such term, shall be as defined in such employment agreement, and, for a Participant who is not a party to an employment agreement containing such term, shall be determined by the Board prior to the Change in Control so as to be reasonably protective of the Participant in light of the circumstances of the particular transaction) terminated within two years following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Board prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value (as determined by the Administrator) to the value in clause (1).

Section 14.2    Performance Award Conversion. Unless otherwise expressly provided in an Award Agreement, upon a Change in Control, then-outstanding Performance Awards shall be modified to remove any Performance Goals applicable thereto and to substitute, in lieu of such Performance Goals, vesting solely based on the requirement of continued service through, as nearly as is practicable, the date(s) on which the satisfaction of the Performance Goals would have been measured if the Change in Control had not occurred (or, if applicable, the later period of required service following such measurement date) (such Awards, the “Alternative Performance Awards”), with such service-vesting of the Alternative Performance Awards to accelerate upon the termination of employment of the holder prior to such vesting date(s) thereof, if such termination of employment satisfies the requirements of clause (ii) of Section 14.1 hereof. The number of Alternative Performance Awards shall be equal to (i) if less than 50% of the Performance Cycle has elapsed, the target number of Performance Awards pro rated based on the elapsed period of time between the grant date and the date of the Change in Control, and (ii) if 50% or more of the Performance Cycle has elapsed, a number of Performance Awards based on actual performance through the date of the Change in Control pro rated based on the elapsed period of time between the grant date and the date of the Change in Control (with the Administrator as constituted prior to the Change in Control making any determinations necessary to determine the pro rata number of Alternative Performance Awards and the vesting date(s) thereof). The conversion of the Performance Awards into Alternative Performance Awards is referred to herein as the “Performance Award Conversion”. Following the Performance Award Conversion, the Alternative Performance Awards shall either remain outstanding as Alternative Awards consistent with this Section 14.2 or shall be treated as provided in Section 14.3.

Section 14.3    Accelerated Vesting and Payment. Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, upon a Change in Control:

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(a)each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;

(b)the vesting restrictions applicable to all other unvested Awards (other than
(x)freestanding Dividend Equivalents not granted in connection with another Award and
(y)Performance Awards) shall lapse, all such Awards shall vest and become non- forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;

(c)the Alternative Performance Awards shall be canceled in exchange for a payment equal to the Change in Control Price;

(d)all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and

(e)all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.

To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the holders of Award consistent with Section 409A of the Code and other applicable law. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.

Section 14.4    Section 409A. Notwithstanding the discretion in Sections 14.1, 14.2 or 14.3, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.3 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).

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ARTICLE XV OTHER PROVISIONS
Section 15.1    Awards Not Transferable. Unless otherwise agreed to in writing by the
Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, with the prior approval of the Company, estate planning transfers.

Section 15.2    Amendment, Suspension or Termination of the Plan or Award Agreements.

(a)The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.

(b)Except as otherwise expressly provided in the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 4.3, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 15.2(b).

(c)Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1, Section 14.2, Section 14.3, Section 15.6 or Section 15.13 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.

(d)No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten
(10) years from the Effective Date.

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Section 15.3    Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 15.4    At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.

Section 15.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 15.6    Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 15.7    Term of Plan. The Plan shall become effective upon its date of adoption by the Administrator (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 15.2, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards. It is intended that this Plan and the Awards made hereunder shall qualify for the transition rule contained in Treas. Reg.
§1.162-27(f)(1) during the period set forth therein to the maximum extent.

Section 15.8    Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 15.9    Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 15.10    Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the

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Company or any Subsidiary of the Company that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.

Section 15.11    Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy all or any portion of the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, equal to such Withholding Taxes and any remaining amount shall be remitted in cash or withheld from cash payable to the Participant; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.

Section 15.12    Limitation Period For Claims. Any person who believes he or she is being denied any benefit or right under the Plan shall make a claim in respect of such denial by filing a written notice with the Administrator stating in reasonable detail the nature of the claim and the requested relief therefor. Such notice must be delivered to the Administrator within forty-five (45) days of the later of the payment date of the award or the specific event giving rise to the claim, and untimely claims shall be barred and will not be considered. The Administrator will notify the Participant of its decision in writing as soon as administratively practicable. Timely claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision on any claim is final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

Section 15.13    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance

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that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award,
(b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.

Section 15.14    Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

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